SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
June 2, 2008
(Date of earliest event reported)
FLOW INTERNATIONAL CORPORATION
(Exact name of Registrant as specified in its charter)

Washington	0-12448	91-1104842

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
23500 — 64th Avenue South, Kent, Washington 98032
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code:
(253) 850-3500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05	Costs associated with Exit or Disposal Activities.
     Flow International Corporation (the “Company”) announced on June 2, 2008 its plans to establish a single facility for designing and building its advanced waterjet systems at its Jeffersonville, Indiana facility and to close its manufacturing facility in Burlington, Ontario, Canada. A copy of the press release describing the plans is attached to this filing as Exhibit 99.1, and is incorporated herein by reference.
     The Company estimates that the costs associated with the closure of the Burlington facility and the costs associated with moving production to its Jeffersonville facility will range from $2.4 million to $2.6 million in fiscal 2009, including from $1.1 million to $1.2 million for severance and termination benefits and $1.3 million to $1.4 million for facility closure and relocation costs. The Company estimates that the move will be completed in the fall of 2008.

ITEM 9.01.	Exhibits
(d)	Exhibits

99.1	Press Release dated June 2, 2008.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2008	FLOW INTERNATIONAL CORPORATION
	By:	/s/ John S. Leness
John S. Leness
General Counsel and Secretary